Exhibit 99.1

Investor Contact:	Press Contact:
Frank Gordon	Brian Beades
212.810.5858	212.810.5596

BlackRock Kelso Capital Corporation Announces Correction of Payment Date for
Second Quarter Dividend of $0.16 per Share

New York, New York, May 7, 2009 – In a release issued earlier today by BlackRock Kelso Capital Corporation (NASDAQ:BKCC) (the “Company”), the payment date for the Company’s second quarter dividend of $0.16 per share was inadvertently stated as July 3, 2009, a bank holiday.  The correct and actual payment date will be July 2, 2009.  The record date is June 19, 2009, as previously stated.

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